Exhibit 99.1

FIDELITY COMMUNICATIONS CO.’S DATA, VIDEO AND VOICE BUSINESS AND CERTAIN RELATED ASSETS

(COLLECTIVELY, “FIDELITY”)

ABBREVIATED FINANCIAL STATEMENT

As of October 1, 2019

FIDELITY

INDEX TO ABBREVIATED FINANCIAL STATEMENT

Page

Report of Independent Auditors	F-1

Statement of Assets Acquired and Liabilities Assumed as of October 1, 2019	F-2

Notes to the Abbreviated Financial Statement	F-3

REPORT OF INDEPENDENT AUDITORS

To the Management of Cable One, Inc.

We have audited the accompanying statement of assets acquired and liabilities assumed of Fidelity Communications Co.’s Data, Video and Voice Business and Certain Related Assets (the “Business”) as of October 1, 2019.

Management's Responsibility for the Statement of Assets Acquired and Liabilities Assumed

Management is responsible for the preparation and fair presentation of the statement of assets acquired and liabilities assumed in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of the statement of assets acquired and liabilities assumed that is free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on the statement of assets acquired and liabilities assumed based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of assets acquired and liabilities assumed is free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the statement of assets acquired and liabilities assumed. The procedures selected depend on our judgment, including the assessment of the risks of material misstatement of the statement of assets acquired and liabilities assumed, whether due to fraud or error. In making those risk assessments, we consider internal control relevant to the Business’ preparation and fair presentation of the statement of assets acquired and liabilities assumed in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Business’ internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the statement of assets acquired and liabilities assumed. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the accompanying statement of assets acquired and liabilities assumed presents fairly, in all material respects, the assets acquired and liabilities assumed of Fidelity Communications Co.’s Data, Video and Voice Business and Certain Related Assets as of October 1, 2019 in accordance with accounting principles generally accepted in the United States of America.

Emphasis of Matter

The accompanying special purpose statement of assets acquired and liabilities assumed was prepared in connection with Cable One, Inc.’s (the “Company”) acquisition of Fidelity Communications Co.’s Data, Video and Voice Business and Certain Related Assets and, as described in Note 1, was prepared in accordance with a Securities and Exchange Commission (“SEC”) waiver received by the Company, for the purpose of the Company complying with Rule 3-05 of the SEC’s Regulation S-X. This special purpose statement of assets acquired and liabilities assumed is not intended to be a complete presentation of the financial position, results of operations or cash flows of Fidelity Communications Co.’s Data, Video and Voice Business and Certain Related Assets. Our opinion is not modified with respect to this matter.

/s/ PricewaterhouseCoopers LLP

Phoenix, Arizona

December 16, 2019

FIDELITY

STATEMENT OF ASSETS ACQUIRED AND LIABILITIES ASSUMED

(dollars in thousands)	October 1, 2019
Assets Acquired
Current Assets:
Cash and cash equivalents	$4,869
Accounts receivable	3,691
Prepaid and other current assets	1,756
Total Current Assets	10,316
Property, plant and equipment	173,806
Intangible assets	288,000
Goodwill	69,306
Other noncurrent assets	481
Total Assets Acquired	$541,909

Liabilities Assumed
Current Liabilities:
Accounts payable and accrued liabilities	$8,426
Deferred revenue	1,464
Total Current Liabilities	9,890
Other noncurrent liabilities	2,670
Total Liabilities Assumed	$12,560

Commitments and contingencies (see note 6)

Net Assets Acquired	$529,349

The accompanying notes are an integral part of this abbreviated financial statement.

FIDELITY

NOTES TO THE ABBREVIATED FINANCIAL STATEMENT

1.	DESCRIPTION OF BUSINESS AND BASIS OF PRESENTATION

On March 31, 2019, Cable One, Inc (“Cable One” or the “Company”) entered into a definitive agreement (the "Purchase Agreement") with Fidelity Communications Co. (“Seller”) to acquire its data, video and voice business and certain related assets (collectively, “Fidelity”). The transaction was completed on October 1, 2019 (the “Closing Date”) for a total purchase price of $529.3 million in cash subject to customary post-closing adjustments. As of the Closing Date, Fidelity provided connectivity services to residential and business customers throughout greater Arkansas, Illinois, Louisiana, Missouri, Oklahoma and Texas. Fidelity’s network passes approximately 190,000 homes and it has approximately 114,000 residential primary service units (“PSUs”) and 20,000 business PSUs. Network plant miles and fiber route miles were approximately 5,100 and 1,700, respectively, as of the Closing Date.

Fidelity has not historically been accounted for as a separate entity, subsidiary or division of Seller. In addition, stand-alone full financial statements related to Fidelity have not been prepared previously. In a letter dated May 2, 2019 from the Securities and Exchange Commission’s (the “SEC”) Division of Corporation Finance (the “Division”), the Division stated that it would permit the substitution of an audited statement of assets acquired and liabilities assumed at fair value at the Closing Date for the full financial statements of Fidelity required by Rule 3-05 of Regulation S-X under the Securities Exchange Act of 1934, as amended.

The statement of assets acquired and liabilities assumed by Cable One at fair value as of the Closing Date (the “abbreviated financial statement”) and accompanying notes thereto have been prepared in accordance with accounting principles generally accepted in the United States (“GAAP”) and the rules and regulations of the SEC.

In accordance with Accounting Standards Codification 805 - Business Combinations, all identifiable tangible and intangible assets (including goodwill) acquired and liabilities assumed were recognized and recorded at their acquisition date fair values within the abbreviated financial statement. Fidelity's assets and liabilities as reflected in Cable One's accounting records are based on a purchase price allocation that is preliminary and subject to change as a result of potential measurement period adjustments, and such changes could be material. The Purchase Agreement provides that Cable One and Seller must agree on the purchase price allocation among the acquired assets and the assumed liabilities for tax reporting. Any changes in the purchase price allocation could potentially result in changes to deferred tax assets and liabilities during the measurement period.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates. The preparation of the abbreviated financial statement in conformity with GAAP requires the Company to make certain estimates and assumptions that affect the amounts reported herein. The Company bases its estimates and assumptions on Fidelity’s and Cable One’s historical experience and on various other factors that are believed to be reasonable under the circumstances. Due to the inherent uncertainty involved in making estimates, actual results reported in future periods may be affected by changes in those estimates and underlying assumptions.

Fair Value Measurements. Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The Company determines fair value using the income approach, market approach and/or cost approach depending on the nature of the asset or liability being valued and the reliability of available information. The income approach estimates fair value by discounting associated lifetime expected future cash flows to their present value and relies on significant assumptions regarding future revenues, expenses, working capital levels and discount rates. The market approach estimates fair value by analyzing recent actual market transactions for similar assets or liabilities. The cost approach estimates fair value based on the expected cost to replace or reproduce the asset or liability and relies on assumptions regarding the occurrence and extent of any physical, functional and/or economic obsolescence.

The Company uses estimates and assumptions to assign fair value to the tangible and identifiable intangible assets acquired and liabilities assumed based on information that existed as of the acquisition date. The Company believes that the information available provides a reasonable basis for estimating the fair values of assets acquired and liabilities assumed. The preliminary measurements of fair value set forth herein are subject to change and such changes could be material. The Company expects to finalize the valuation as soon as practicable but no later than one year from the acquisition date.

The fair values reported in the abbreviated financial statement for cash and cash equivalents, accounts receivable, prepaid and other current assets, other noncurrent assets, accounts payable and accrued liabilities, deferred revenue and other noncurrent liabilities are equal to their existing Fidelity net book values due to their short maturities and/or because their terms are similar to market terms.

Concentrations of Credit Risk. Financial instruments held by Fidelity that are potentially subject to concentrations of credit risk are primarily cash and cash equivalents and accounts receivable. Concentration of credit risk with respect to Fidelity’s cash and cash equivalents balance is limited as such assets are maintained or invested with highly qualified financial institutions. With respect to Fidelity’s receivables, credit risk is limited due to the large number of customers, individually small balances and short payment terms.

Cash Equivalents. Money market fund investments and U.S. Treasury investments with original maturities of three months or less are considered to be cash equivalents.

Property, Plant and Equipment. Property, plant and equipment is recorded at fair value as of the acquisition date. Fair values for personal property were determined using either the direct or indirect method of the cost approach, depending on the nature of the asset. The direct method of the cost approach was used to determine the replacement cost of Fidelity’s outside plant assets by developing an estimated replacement cost per mile based on recent construction costs and engineering experience. The indirect method of the cost approach was used to determine the reproduction cost of the remaining personal property by indexing historical costs based on asset type and acquisition date and adjusting for any physical deterioration and/or functional and economic obsolescence. The fair values for land and buildings approximate net book values as such properties are located in rural areas that have experienced minimal market value change in recent years.

Intangible Assets. Finite-lived intangible assets consist of Fidelity’s trademark and trade name and customer relationships and are amortized on a straight-line basis over the respective estimated periods for which the assets will provide economic benefit to the Company. Indefinite-lived intangible assets consist of Fidelity’s franchise agreements with state and local governments. Franchise agreements allow the Company to contract and operate its business within specified geographic areas. The Company expects Fidelity’s franchise agreements to provide it with substantial benefit for a period that extends beyond the foreseeable horizon. Fidelity has historically obtained renewals and extensions of such agreements for nominal costs and without material modifications to the agreements.

Trademark and trade name were valued using the relief-from-royalty method of the income and market approaches. Customer relationships and franchise agreements were valued using the multi-period excess earnings method of the income approach. Significant assumptions used in the valuations include Fidelity cash flow projections, which reflect assumptions regarding future revenues, expenses, capital expenditures, working capital levels, synergies, tax rates, discount rates and long-term growth rates. Estimated customer upgrade and attrition rates based on Fidelity’s and Cable One’s historical experience and average monthly revenue per unit values were utilized in projecting revenues. No residual value was assigned to any of the finite-lived intangible assets.

Goodwill. Goodwill represents the excess of the purchase price consideration over the fair value of the underlying net assets acquired and largely results from expected future synergies from combining operations as well as an assembled workforce, which does not qualify for separate recognition.

Accrued Programming Costs. Fidelity’s programming costs are fees paid to license the programming that is distributed to video customers and are recorded in the period the services are provided. Programming costs are recorded based on Fidelity’s contractual agreements with its programming vendors, which are generally multi-year agreements that provide for Fidelity to make payments to the programming vendors at agreed-upon rates based on the number of subscribers to which Fidelity provides the programming service. Programming payments are generally invoiced and paid monthly. Accrued programming costs are included in accounts payable and accrued liabilities within the abbreviated financial statement.

Deferred Revenue. Deferred revenue consists of payments received for advanced customer billings and for indefeasible rights of use contracts. Deferred revenue that will be recognized outside of 12 months is included in other noncurrent liabilities within the abbreviated financial statement.

Recently Adopted Accounting Pronouncements. In May 2014, the Financial Accounting Standards Board (the “FASB”) issued Accounting Standards Update (“ASU”) No. 2014-09, Revenue from Contracts with Customers (Topic 606). ASU 2014-09 provides new guidance related to how an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. The new standard provides a single principles-based, five step model to be applied to all contracts with customers: (i) identify the contract(s) with the customer, (ii) identify the performance obligation(s) in the contract, (iii) determine the transaction price, (iv) allocate the transaction price to the performance obligation(s) in the contract and (v) recognize revenue when each performance obligation is satisfied. Fidelity adopted the updated guidance on January 1, 2019. The adoption of this guidance did not have a material impact on the abbreviated financial statement.

Recently Issued But Not Yet Adopted Accounting Pronouncements. In February 2016, the FASB issued ASU No. 2016-02, Leases (Topic 842). ASU 2016-02 requires lessees to record substantially all of their leases on the balance sheet as a right-of-use (“ROU”) asset and a corresponding lease liability with the exception of short-term leases. The Company will be required to classify each separate Fidelity lease component as an operating or a finance lease at the lease commencement date. Initial measurement of the ROU asset and lease liability is the same for both operating and finance leases, however, expense recognition and amortization of the ROU asset differs. Operating leases will reflect lease expense on a straight-line basis similar to existing operating leases while finance leases will reflect a front-loaded expense pattern similar to existing capital leases. The Company will apply the updated guidance to Fidelity post-acquisition. The Company expects to elect certain practical expedients permitted under the transition guidance. Fidelity’s lease portfolio primarily consists of building, land, tower and fiber leases, among others. The adoption of this guidance will result in the Company incorporating new processes and internal controls over Fidelity’s leasing operations. The Company is currently in the process of determining the impact that the adoption of ASU 2016-02 will have on Fidelity’s asset and liability balances.

The Company does not believe any other recently issued but not yet adopted accounting pronouncements, when adopted, will have a material effect on Fidelity’s asset and liability balances.

3.	OPERATING ASSETS AND LIABILITIES

Accounts receivable presented within the abbreviated financial statement consisted of the following:

(dollars in thousands)	October 1, 2019
Accounts Receivable:
Trade receivables	$2,442
Other receivables	1,249
Total Accounts Receivable	$3,691

Prepaid and other current assets presented within the abbreviated financial statement consisted of the following:

(dollars in thousands)	October 1, 2019
Prepaid and Other Current Assets:
Prepaid maintenance contracts	$1,287
Prepaid rent	442
All other current assets	27
Total Prepaid and Other Current Assets	$1,756

Accounts payable and accrued liabilities presented within the abbreviated financial statement consisted of the following:

(dollars in thousands)	October 1, 2019
Accounts Payable and Accrued Liabilities:
Accounts payable	$3,094
Accrued programming costs	1,997
Accrued sales and other operating taxes	1,494
Subscriber deposits	787
All other accrued liabilities	1,054
Total Accounts Payable and Accrued Liabilities	$8,426

Other noncurrent liabilities presented within the abbreviated financial statement consisted of the following:

(dollars in thousands)	October 1, 2019
Other Noncurrent Liabilities:
Capital lease obligations	$1,999
Deferred revenue	671
Total Other Noncurrent Liabilities	$2,670

4.	PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment presented within the abbreviated financial statement consisted of the following:

(dollars in thousands)	October 1, 2019
Property, Plant and Equipment:
Cable distribution systems	$103,099
Customer premise equipment	25,448
Other equipment and fixtures	26,845
Buildings and leasehold improvements	7,169
Construction in progress	6,189
Land	1,126
Capital lease assets	3,930
Total Property, Plant and Equipment	$173,806

5.	INTANGIBLE ASSETS

Intangible assets presented within the abbreviated financial statement consisted of the following:

(dollars in thousands)	Useful Life (in years)	October 1, 2019
Finite-Lived Intangible Assets:
Trademark and trade name	3	$3,000
Customer relationships	14	119,000
Total Finite-Lived Intangible Assets		$122,000

Indefinite-Lived Intangible Assets:
Franchise agreements	Indefinite	$166,000
Total Indefinite-Lived Intangible Assets		$166,000

Total Intangible Assets		$288,000

The future amortization of intangible assets presented within the abbreviated financial statement is as follows:

(dollars in thousands)	Amortization
2019 (remaining period)	$2,394
2020	9,500
2021	9,500
2022	9,248
2023	8,500
Thereafter	82,858
Total	$122,000

Actual amortization expense in future periods may differ from the amounts above as a result of changes in fair value and useful life estimates, divestitures, impairments and/or other relevant factors.

6.	COMMITMENTS AND CONTINGENCIES

Contractual Obligations. Fidelity has obligations to make future payments for goods and services under certain contractual arrangements. These contractual obligations secure the future rights to various assets and services to be used in the normal course of Fidelity’s operations. In accordance with currently adopted accounting rules, the future rights and obligations pertaining to firm commitments, such as operating lease obligations and certain purchase obligations under contracts, are not reflected as assets or liabilities in the abbreviated financial statement.

The future lease payment obligations associated with acquired lease agreements consist of the following:

(dollars in thousands)	Capital Leases
2019 (remaining period)	$43
2020	173
2021	173
2022	173
2023	173
Thereafter	2,411
Total	3,146
Less present value discount	(1,075)
Lease liability	$2,071

(dollars in thousands)	Operating Leases
2019 (remaining period)	$105
2020	419
2021	276
2022	231
2023	206
Thereafter	341
Total	$1,578

Actual capital and operating lease payments in future periods may differ from the amounts above as a result of the occurrence of currently unanticipated lease renewals, modifications and/or cancellations.

Litigation and Legal Matters. Fidelity is subject to complaints and administrative proceedings and has been a defendant in certain civil lawsuits that have arisen in the ordinary course of its business. Such matters include contract disputes, actions alleging negligence, intercarrier compensation disputes, employee-related claims and other matters. Although the outcomes of any legal claims and proceedings against Fidelity cannot be predicted with certainty, based on currently available information, the Company believes that there are no existing claims or proceedings against Fidelity that are likely to have a material adverse effect on Fidelity’s assets and liabilities.

Regulation in the Company’s Industry. The operation of a cable system is extensively regulated by the Federal Communications Commission (the “FCC”), some state governments and most local governments. The FCC has the authority to enforce its regulations through the imposition of substantial fines, the issuance of cease and desist orders and/or the imposition of other administrative sanctions, such as the revocation of FCC licenses needed to operate certain transmission facilities used in connection with cable operations. Future legislative and regulatory changes could adversely affect Fidelity’s assets and liabilities.

7.	SUBSEQUENT EVENTS

Subsequent events have been evaluated through December 16, 2019, the date the abbreviated financial statement and accompanying notes thereto were available to be issued.